SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         PATRIOT NATIONAL BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

                    -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------

                         PATRIOT NATIONAL BANCORP, INC.
                               900 Bedford Street
                           Stamford, Connecticut 06901
                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               AND PROXY STATEMENT

                           To Be Held on June 18, 2002

                             ----------------------

     Notice is hereby given that the Annual Meeting of Shareholders of Patriot National Bancorp, Inc. ("Bancorp") will be held at The Hyatt Regency, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 at 9:00 A.M. on Tuesday, June 18, 2002 for the following purposes:

     (1) To elect eleven directors for the ensuing year;

     (2) To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as independent auditor for the year ending December 31, 2002; and

     (3) To transact such other business as may be properly brought before the Annual Meeting.

     The close of business on April 25, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

     Whether or not you expect to be present at the meeting, please mark, date, sign and return the enclosed form of proxy in the stamped and addressed envelope provided. No postage is required. If you desire to vote your shares in person at the meeting, your proxy will not be voted.


                       By Order of the Board of Directors

                                 Angelo De Caro

                       Chairman & Chief Executive Officer

Stamford, Connecticut
April 30, 2002

                         PATRIOT NATIONAL BANCORP, INC.
                               900 Bedford Street
                           Stamford, Connecticut 06901
                                  -------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 18, 2002
                              ---------------------

                                  INTRODUCTION

     This Proxy Statement (this "Proxy Statement") is being furnished in connection with the solicitation by the Board of Directors of Patriot National Bancorp, Inc. ("Bancorp") of proxies from holders of Bancorp's Common Stock, $2.00 par value ("Common Stock"), to be voted at the Annual Meeting of Shareholders to be held on June 18, 2002 and at any adjournments thereof. The time and place of the Annual Meeting, as well as the purposes therefor, are set forth in the accompanying Notice of Annual Meeting. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to shareholders is May 7, 2002. In addition to solicitation by mail, directors, officers and certain management employees of Bancorp or its subsidiary, Patriot National Bank (the "Bank"), may solicit by telephone or in person the return of signed proxies from shareholders without additional remuneration therefor.

     Any proxy given by a shareholder may be revoked at any time before its exercise, and any shareholder who executes and returns a proxy and who attends the Annual Meeting may withdraw the proxy at any time before it is voted and vote his or her shares in person. A proxy may also be revoked by submitting a duly executed proxy bearing a later date or by giving notice to the Secretary of Bancorp in writing (at Bancorp's address indicated above) or in open meeting prior to the taking of a vote.

     Unless so revoked, the proxy will be voted at the Annual Meeting, and unless authorization to vote for the election of directors or for any particular nominee is withheld, the shares represented by such proxy will be voted FOR the nominees set forth in this Proxy Statement with the votes cumulated as determined by the proxy holders. If authorization to vote for any nominee or nominees is withheld in a proxy, the votes of the shares represented thereby will be distributed among the remaining nominees in the manner determined by the persons named in the proxy, unless contrary instructions are given. Proxies containing instructions on Proposal 2 (the ratification of the appointment of McGladrey & Pullen, LLP as independent auditor for 2002) will be voted in accordance with such instructions. If no instructions are contained on Proposal 2, proxies will be voted FOR the proposal. Other than for elections of directors where the holders of the Common Stock have cumulative voting or as otherwise required by law or regulation, the By-laws of Bancorp provides that all matters requiring shareholder action must be approved by shareholders by a majority of the votes cast. Under the By-laws of Bancorp, approval of Proposal 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. An abstention or a broker non-vote will be counted for purposes of determining whether a quorum is present but will not be counted as votes cast.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

     The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof has been set as April 25, 2002 (the "Record Date"). As of the Record Date, there were 2,400,525 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote multiplied by the number of directors to be elected with respect to the election of directors and to one vote on each other matter submitted to the Annual Meeting.

     Other than Angelo De Caro, who is the Chairman and Chief Executive Officer and a director of Bancorp, and Fred A. DeCaro, Jr., who is a director of Bancorp and an Executive Vice President of the Bank, there is no person who, to the knowledge of Bancorp's Board of Directors, owns beneficially more than 5% of the outstanding Common Stock. Information as to the number of shares of Common Stock owned by each director of Bancorp and by each nominee for election as a director of Bancorp is set forth below under "ELECTION OF DIRECTORS."

     To the knowledge of Bancorp, no arrangement exists the operation of which might result in a change in control of Bancorp. However, Angelo De Caro has received authority from the Federal Reserve Bank of New York to acquire up to 35% of the Common Stock.

                                   PROPOSAL 1.
                              ELECTION OF DIRECTORS

Nominees

     The number of directors to be elected at the Annual Meeting has been set at eleven by action of the Board of Directors in accordance with the Certificate of Incorporation and the By-laws of Bancorp. The directors are elected annually by the shareholders by ballot. With respect to the election of directors, the holders of Common Stock have cumulative voting. Cumulative voting means that each share of Common Stock is entitled to one vote multiplied by the number of directors to be elected. Such votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. In the event a shareholder submitting a proxy does not specify how the votes attributable to the shares represented thereby are to be distributed, the persons named in the proxy will determine how such votes are to be distributed among the candidates. The nominees receiving the largest number of votes will be elected. Each director holds office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualifies (or until his or her earlier resignation, death or removal). Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. Each of the nominees is currently a director of Bancorp. Each of the directors also serves as a director of the Bank.

     The persons named in the form of proxy to represent shareholders at the Annual Meeting are John J. Ferguson, L. Morris Glucksman and Richard Naclerio and each of them. It is the intention of the persons named in the proxy to vote FOR the election of the nominees named herein unless authority to vote is withheld with respect to one or more nominees. In the event that any nominee for director should become unavailable for election for any reason, the persons named in the proxy will consult with Bancorp's management and use their discretion in deciding whether and how to vote the shares represented by such proxies.

     The names of the nominees for election as directors are set forth below, together with their principal occupations and employment, directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act and any company registered as an investment company under the Investment Company Act of 1940, directorships in other companies, ages, lengths of service as directors and the number and percentage of shares of Common Stock beneficially owned by each as of April 25, 2002, based on information furnished by the nominees. Each of the directors became a director of Bancorp upon its acquisition of the Bank in 1999 other than Charles F. Howell who became a director in 2000, John J. Ferguson and Robert F. O'Connell who became directors in 2001and Paul C. Settelmeyer who served as a director of Bancorp from 1999 until his term expired in June 2000. Mr. Settelmeyer was re-elected to the board of directors of Bancorp and the Bank in April 2001. Service as a director for purposes of this presentation includes the period of service as a director of the Bank prior to Bancorp's acquisition of the Bank. Each of the persons named below has a business address c/o Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901. There is no arrangement or understanding between any director and any other person or persons pursuant to which such director was or is to be selected as a director or nominee. There is no family relationship between any director and any executive officer of Bancorp or the Bank.

     Each of the nominees has held the principal occupation listed for the past five years, with the exception of Mr. Angelo De Caro, Mr. Fred DeCaro, Jr., Mr. Howell, Mr. O'Connell and Mr. Wolford.


                                                Position and Offices With                           Shares Beneficially
                                               Bancorp Presently Held and             Director       Owned and Percent
            Name             Age        Principal Occupations and Employment          Since             of Class (1)
            ----             ---        ------------------------------------          -----             ---------
Angelo De Caro............    59     Director of Bancorp and the Bank; Chairman and     1998              616,200
                                     Chief Executive Officer of Bancorp since 2001;                         25.67%
                                     President and Chief Executive Officer of
                                     Bancorp from its organization in December 1999
                                     to 2001; Chairman of the Board of Directors of
                                     the Bank since September 2000; Chief Executive
                                     Officer of the Bank from June 1999 until
                                     October 2000; private investor from 1996 to
                                     present; former Partner of Goldman, Sachs &
                                     Co. from 1979 to 1996.

Fred A. DeCaro, Jr. ......    59     Director of Bancorp and the Bank; Chairman of      1993              130,739(2)
                                     the Board of Directors and Executive Vice                               5.37%
                                     President of Bancorp from its organization
                                     in December 1999 to 2001; Secretary of
                                     Bancorp from December 1999 until June 2000;
                                     Chairman of the Board of Directors of the
                                     Bank from its organization until September
                                     2000; Executive Vice President of the Bank
                                     since March, 1996.
John J. Ferguson...........   62     Director of Bancorp and the Bank; Senior           2001                1,000
                                     Partner of the law firm of Bleakley Platt &                             0.04%
                                     Schmidt LLP.

John A. Geoghegan..........   60     Director of Bancorp and the Bank; practicing       1998                5,917
                                     attorney in Rye, New York; former Director of                           0.25%
                                     Barclays Bank, N.A. for over eighteen years.

L. Morris Glucksman.........  54     Director of Bancorp and the Bank; practicing       1993               57,891(3)
                                     attorney in Stamford, Connecticut.                                      2.39%

Charles F. Howell...........  53     Director of Bancorp and the Bank; President of     2000               10,000
                                     Bancorp since 2001;Vice Chairman of Bancorp                             0.42%
                                     and President and Chief Executive Officer of
                                     the Bank since October 2000; Director and
                                     President of Summit Bank Connecticut from 1998
                                     to 2000; Executive Vice President, Chief
                                     Operating Officer and Director of NSS Bank
                                     from 1994 to 1998 and NSS Bancorp from the
                                     date of formation in 1997 until 1998.

Michael Intrieri............   58    Director of Bancorp and the Bank; facilitator      1993               36,856(4)
                                     in Stamford, Connecticut Public School System;                          1.53%
                                     Ed. D. in education and counseling; real
                                     estate broker.

Richard Naclerio............   70    Director of Bancorp and the Bank; real estate      1995               61,500(5)
                                     developer; retired Chairman of RAN Consulting                           2.55%
                                     Corporation; private investor.


                                                Position and Offices With                           Shares Beneficially
                                               Bancorp Presently Held and             Director       Owned and Percent
            Name             Age        Principal Occupations and Employment          Since          of Class (1)
            ----             ---        ------------------------------------          -----          ---------


Robert F. O'Connell.........   53    Director of Bancorp and the Bank; Senior           2001                5,120
                                     Executive Vice President and Chief Financial                            0.21%
                                     Officer of Bancorp and the Bank since 2001;
                                     Executive Vice President and Chief
                                     Financial Officer of Bancorp and the Bank
                                     from 2000 to 2001; Senior Vice President
                                     and Chief Financial Officer of New Canaan
                                     Bank and Trust Company or Treasurer/Senior
                                     Financial Officer of its successor, Summit
                                     Bank, New Canaan, Connecticut, from 1994 to
                                     2000.

Paul C. Settelmeyer.........   57    Director of Bancorp and the Bank; Director of      2001               14,800
                                     Bancorp from December 1999 to June 2000;                                0.62%
                                     Director of the Bank from 1998 until June
                                     2000; financial consultant working with
                                     banks, mortgage companies and other
                                     financial institutions.

Philip W. Wolford...........   54    Director of Bancorp and the Bank; Chief            1994               19,468(6)
                                     Operating Officer and Secretary of Bancorp and                          0.81%
                                     the Bank since June 2000; President of
                                     Bancorp from December 1999 until June 2000;
                                     President of the Bank from September, 1994
                                     until June 2000.

-----------------------

(1) A "beneficial owner" of a security for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, includes any person who, directly or indirectly, has or shares voting power and/or investment power, although not necessarily the economic benefit, with respect to that security. In addition, a person is deemed to be the beneficial owner of a security which such person has the right to acquire within 60 days upon exercise of an option or warrant.

(2) Includes 573 shares held in Mr. DeCaro's IRA account and 11,667 shares held in joint tenancy with Frances DeCaro, Mr. DeCaro's wife; also includes 34,000 shares which Mr. DeCaro has the right to acquire within 60 days upon exercise of options.

(3) Includes 3,200 shares held by Mr. Glucksman as Trustee for Roslyn Glucksman, Mr. Glucksman's wife; 5,500 shares held by Mr. Glucksman as Trustee for Rayna Glucksman, Mr. Glucksman's daughter; 5,500 shares held by Mr. Glucksman as Trustee for Janna Glucksman, Mr. Glucksman's daughter; 10,800 shares held as Trustee for other than immediate family members; also includes 16,000 and 1,133 shares which Mr. Glucksman has the right to acquire within 60 days upon exercise of options and warrants, respectively.

(4) Includes 1,800 shares held in joint tenancy with Karen Intrieri, Mr. Intrieri's wife; 600 shares held by Michael J. Intrieri, Mr. Intrieri's son; 600 shares held by Jason Intrieri, Mr. Intrieri's son; 9,000 shares as trustee for the Estate of Kathleen Duffy Intrieri; also includes 10,000 shares which Mr. Intrieri has the right to acquire within 60 days upon exercise of options.

(5) Includes 15,000 shares which Mr. Naclerio has the right to acquire within 60 days upon exercise of options.

(6) Includes 84 shares held in joint tenancy with, Regine Vantieghem, Mr. Wolford's wife; 83 shares held in joint tenancy with Jack A. Wolford, Mr. Wolford's father; 83 shares held in joint tenancy with Kathryn

     Rachel Wolford, Mr. Wolford's mother; includes 9,000 shares which Mr. Wolford has the right to acquire within 60 days upon exercise of options.

     The following table provides information concerning the executive officers of Bancorp and the Bank.


     Name                  Age             Office Currently Held

Angelo De Caro             59     Chairman and Chief Executive Officer of
                                  Bancorp and Chairman of the Board of
                                  Directors of the Bank

Charles F. Howell          53     President and Vice Chairman of Bancorp and
                                  President and Chief Executive Officer of the Bank

Robert F. O'Connell        53     Senior Executive Vice President and Chief
                                  Financial Officer of Bancorp and the Bank

Philip W. Wolford          54     Chief Operating Officer and Secretary of
                                  Bancorp and the Bank

Fred A. DeCaro, Jr.        59     Executive Vice President of the Bank

Todd Brown                 38     Executive Vice President of the Bank

John Kantzas               66     Executive Vice President and Cashier of the
                                  Bank

Martin G. Noble            52     Executive Vice President of the Bank

Marcus Zavattaro           37     Executive Vice President of the Bank


     Information about the business experience of Mr. A. De Caro, Mr. Howell, Mr. O'Connell, Mr. Wolford and Mr. F. DeCaro is set forth above.

     Mr. Brown has been an Executive Vice President of the Bank since July 1999. From 1994 to July 1999, he was Vice President of Pinnacle Financial Corp., a mortgage broker.

     Mr. Kantzas has been Executive Vice President and Cashier of the Bank since 1994.

     Mr. Noble has been Executive Vice President and Senior Loan Officer of the Bank since February 1999. From 1996 to 1999, he was Vice President and Manager - Risk Management for Cityscape Corporation, a mortgage banking company..

     Mr. Zavattaro has been an Executive Vice President of the Bank since July 1999. From 1994 to July 1999, he was President of Pinnacle Financial Corp., a mortgage broker.

     The number of shares of Common Stock beneficially owned by Mr. A. De Caro, Mr. Howell, Mr. O'Connell, Mr. Wolford and Mr. F. DeCaro is set forth above in the table listing the nominees for election as director. Messrs. Brown, Kantzas, Noble and Zavattaro beneficially own 49,170, 1,916, 866 and 91,011 shares of Common Stock, respectively (which includes no shares which can be acquired within 60 days on exercise of options). In addition, Salvatore Trovato, who is currently a director of Bancorp and the Bank and is not standing for reelection at the Annual Meeting, beneficially owns 27,837 shares of Common Stock (including 27,480 shares which could be acquired within 60 days upon exercise of options and warrants) respectively. The directors and executive officers of Bancorp beneficially own an aggregate of 1,102,809 shares of Common Stock (or 43.9%)

(including 104,000 and 8,615 shares which could be acquired within 60 days upon exercise of options and warrants, respectively).

Meetings and Committees of the Board

     During 2001, the Board of Directors of Bancorp met 12 times. All nominees named herein attended at least 75% of the total number of meetings of Bancorp's Board of Directors and of those Board committees on which he served which were held during 2001. Mr. Trovato, a current director who is not standing for re-election, attended fewer than 75% of the total number of meetings of Bancorp's Board of Directors and of those Board committees on which he served which were held during 2001.

     The members of the Board of Directors devote time and talent to certain standing and ad hoc committees of Bancorp and the Bank. Among these committees are the Executive Committee, the Audit Committee, the Loan Committee and the Personnel Committee, whose members and principal functions are described below. Bancorp does not have a standing nominating committee of the Board of Directors.

     The functions of the Executive Committee include monitoring the implementation by management of policies established by the Board of Directors, and exercising, when the Board of Directors is not in session, all other powers of the Board of Directors that may lawfully be delegated, and reviewing for approval any contracts with third parties authorized by the Board of Directors prior to execution thereof. The members of the Executive Committee are currently Messrs. A. De Caro, F. DeCaro, Geoghegan, Howell, Ferguson and Trovato. During 2001, the Executive Committee of Bancorp did not meet.

     The functions of the Audit Committee include reviewing and recommending policies regarding internal audit and credit review, establishing and implementing policies to comply with applicable regulations, monitoring compliance with investment policies, auditing at least once each calendar year and within fifteen months of the last audit of the affairs of Bancorp or causing suitable audits to be made by auditors responsible only to the Board of Directors and reporting the result of such audit in writing to the Board of Directors at its next regular meeting thereafter. The Audit Committee or its Chairman also discusses with the independent auditor the auditor's review of Bancorp's unaudited quarterly financial statements. The members of the Audit Committee are currently Messrs. Ferguson, Glucksman, Intrieri, Naclerio and Settelmeyer. During 2001, the Audit Committee of Bancorp met 8 times.

     The functions of the Loan Committee include examining, reviewing and approving loans, reviewing and approving loan policies and establishing appropriate levels of credit risk and exercising, when the Board of Directors is not in session, all other powers of the Board of Directors regarding extensions of credit that may lawfully be delegated. The members of the Loan Committee are currently Messrs. A. De Caro, F. DeCaro, Howell, Intrieri, Naclerio, O'Connell, Settelmeyer and Wolford. During 2001, the Loan Committee of Bancorp met 28 times.

     The functions of the Personnel Committee include reviewing and recommending policies with respect to a comprehensive personnel policy, staffing requirements, personnel compensation and benefits issues and performance review of certain identified officer positions. The Personnel Committee also reviews management's implementation of established policies and personnel compliance issues. The members of the Personnel Committee are currently Messrs. A De Caro, Geoghegan, Glucksman, Howell, Intrieri, Naclerio, O'Connell, Trovato and Wolford. During 2001, the Personnel Committee of Bancorp met 6 times.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Bancorp's officers and directors, and persons who own more than 10% of Bancorp's Common Stock, to file reports of ownership and changes in ownership of Bancorp's securities with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish Bancorp with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to Bancorp, and written representations from certain reporting persons that no Forms 5 were required, Bancorp believes that during 2001, filing requirements under Section 16(a) applicable to the officers and directors of Bancorp were not complied with in a timely manner for the following: Mr. A. De Caro filed two late Forms 4 reporting six transactions and Mr. Ferguson was late in filing his Form 3. Bancorp is aware that Mr. Trovato's ownership of Common Stock changed during 2001 but received a copy of only one Form 4 filed by him for one transaction.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

     Directors of Bancorp do not receive compensation for service as members of the Board of Directors or committees thereof. However, non-officer directors of the Bank receive a fee of $500 for each meeting of the Board of Directors attended, and $400 for each meeting of a standing committee of the Board of Directors attended. In addition, non-officer directors who serve as the chair of a board committee that meets at least four times in a year receive an additional $2,000 per year.

     The Bank had adopted a policy whereby members of its Board of Directors who were in office immediately prior to the 1997 Annual Meeting of Shareholders would receive, upon retirement from the Board of Directors prior to reaching the Bank's mandatory retirement age for Board members of 72, or upon other termination of service as a Board member, other than removal for cause, 1,500 restricted shares of Common Stock in equal annual installments of 500 shares over the consecutive three-year period following such retirement; provided that in order to receive such shares such individual must serve on and attend the meetings of the advisory board of the Bank during such three-year period.

     Individuals who first became directors after the Bank's 1997 Annual Meeting of Shareholders and continue as directors of Bancorp will be entitled to shares of Common Stock upon retirement from the Board of Directors prior to reaching Bancorp's mandatory retirement age for Board members of 72, or upon other termination of service as a Board member, other than removal for cause, in the same amount and on the same terms and conditions set forth above, except that such Board members must serve as Board members for five years prior to being eligible for such shares of Common Stock. Bancorp has assumed the Bank's obligations under these policies and will issue Common Stock in accordance with them.

Cash Compensation of Executive Officers

     The following table sets forth the aggregate cash compensation earned for services in all capacities paid by the Bank and Bancorp for the years ended December 31, 2001, 2000 and 1999, to Angelo De Caro, Charles F. Howell, Robert
F. O'Connell, Todd Brown and Marcus Zavattaro (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                          Annual Compensation                         Long Term Compensation
                                          -------------------                         ----------------------
                                                                             Awards                   Payouts
                                                                     ------------------------     ------------------------
                                                         Other
                                                         Annual      Restricted    Securities
                                                         Compen-       Stock       Underlying       LTIP        All Other
       Name and                   Salary     Bonus       sation       Award(s)      Options/      Payouts      Compensation
  Principal Position    Year       ($)        ($)         ($)          ($)          SARs (#)        ($)           ($)
  ------------------    ----    --------------------------------     -----------    --------     ---------     ------------
Angelo De Caro,         2001      75,000     25,500
Chairman and Chief      2000      56,300
Executive               1999      20,947               2,899(1)
Officer of Bancorp
and Chairman of the
Bank

Charles F. Howell,      2001     161,923     65,500      205(4)                                   14,060
President and Vice      2000(2)   30,769
Chairman of Bancorp
and President and
Chief Executive
Officer of the Bank

Robert F. O'Connell     2001      131,718    40,500      472(4)
Senior Executive Vice   2000(3)    98,191     5,300
President and Chief
Financial Officer of
Bancorp and the Bank

Todd Brown              2001      150,000     35,670    1,178(4)
Executive Vice          2000      150,000        300      726(4)
President of            1999       63,000     13,580       64(4)
the Bank

Marcus Zavattaro        2001      150,000     82,563      290(4)
Executive Vice          2000      150,000        300
President of            1999       63,000     13,580
the Bank



(1) Represents compensation for attendance at meetings of the Board of Directors and committees thereof.

(2)  Mr. Howell became an executive officer of Bancorp and the Bank in 2000.

(3)  Mr. O'Connell became an executive officer of Bancorp and the Bank in 2000.

(4)  Represents contributions made to Executives' 401(k) account.

Other Remuneration

     Neither Bancorp nor the Bank afforded any personal benefits for executive officers during 2001 that might be attributable to normal management or executive fringe benefits such as automobiles.

Employment and Change in Control Agreements

     Bancorp and the Bank entered into an agreement pursuant to which Charles F. Howell is employed to serve as President and Chief Executive Officer of the Bank for a period of three years ending in October, 2003. Mr. Howell's base salary for the first year was fixed at $160,000 and will increase by $10,000 (or such larger amount as determined by the Board of Directors) for each subsequent year and for a discretionary cash bonus to be determined by the Board of Directors.The agreement with Mr. Howell provides that Bancorp will grant shares of Common Stock to Mr. Howell on December 31, 2000 and annually thereafter through December 31, 2003. The number of shares to be granted is based on 30% of Mr. Howell's stipulated base salary for the preceding annual employment period, as defined, and such shares granted will vest and be distributed to him in four annual installments (with any balance distributed upon termination of employment other than for cause). Under certain circumstances, the stock grant may be settled in cash. Payments to Mr. Howell for 2001 pursuant to these arrangements for stock grants are reflected as "LTIP Payouts" in the Summary Compensation Table. The agreement also provides for the grant of options to purchase a minimum of 10,000 shares of Common Stock on December 31, 2000 and annually thereafter through December 2002, and on October 16, 2003 (or December 31, 2003 if Mr. Howell remains employed by the Bank). In the event that Bancorp does not have stock options available to grant at any of the stipulated dates, which was the case at December 31, 2000 and 2001, Mr. Howell may then elect, on a future determination date, as defined, to be chosen by him, to receive cash compensation equal to the difference between the value of the Common Stock at the time the options would have been granted and the value of the Common Stock on the determination date. Bancorp, the Bank and Mr. Howell have agreed that any such stock option or cash payments in lieu thereof will vest over four years.

     If Mr. Howell's employment is terminated for cause (as defined in the agreement) or because of his death or disability, all unvested restricted stock awards and options will be forfeited. In the event of Mr. Howell's termination of employment for any reason, including a termination following a change of control (as defined in the agreement), all restricted stock awards and options will vest immediately.

     In the event of the early termination of the agreement with Mr. Howell for any reason other than cause, he would be entitled to receive a lump sum payment equal to the greater of the aggregate salary payments that would be made to him for the remaining term of the agreement or 18 months of his stipulated base salary at the time of termination.In connection with a change of control (as defined in the agreement), in addition to immediate vesting of all restricted stock awards and options or cash payments in the lieu thereof, Mr. Howell would be entitled to receive a lump sum cash payment equal to two times the greater of Mr. Howell's then annual base salary, Mr. Howell's cash compensation from the Bank for services rendered for the last full calendar year immediately preceding the change of control, or Mr. Howell's average annual cash compensation for the two most recent taxable years ending before the date on which the change of control occurs.

     Bancorp and the Bank entered into an agreement pursuant to which Robert F. O'Connell is employed to serve as Chief Financial Officer of the Bank for a period of three years ending in September 2004. Mr. O'Connell's base salary for each year under the contract is currently $140,000, subject to review and increase by the Board of Directors each year. If Mr. O'Connell's employment is terminated other than for cause (as defined in the agreement) or because of death, Mr. O'Connell would be entitled to a lump sum payment equal to the aggregate salary payments (based on the rate then in effect) for the balance of the employment period. If Mr. O'Connell's employment is terminated without cause following a change of control (as defined), he would be entitled to receive the greater of the amount described in the preceding sentence or the amount payable pursuant to his change of control agreement described below.

     The Bank has also entered into a change of control agreement with Mr. O'Connell pursuant to which he would be entitled to receive a lump sum cash payment if a change of control (as defined in the agreement) occurs while he is a full-time officer of the Bank or within six months following his termination of employment other than for cause (as defined in the agreement) or by reason of his death or disability. The amount of the payment would be equal to the greater of the then current year's base salary or Mr. O'Connell's total compensation, including salary and any cash incentive compensation from the Bank for the last full calendar year preceding the change of control.

Options and Stock Appreciation Rights

     During 2001, Bancorp did not grant options to any of the Named Executive Officers.

     During 2001, Bancorp adopted the Patriot National Bancorp, Inc. 2001 Stock Appreciation Rights Plan (the "Plan"). Under the terms of the Plan, Bancorp may grant stock appreciation rights to officers of Bancorp that entitle the officers to receive, in cash or Common Stock, the appreciation in the value of the Common Stock from the date of grant. Each award vests at the rate of 20% per year from the date of grant; however, portions of the grants may be forfeited if certain Bancorp financial performance goals are not met. Any unexercised rights will expire ten years from the date of grant.

     The following table sets forth information as to stock appreciation rights granted to Named Executive Officers during 2001. No other stock options or stock appreciation rights were granted to any of the Named Executive Officers in 2001.



                                                                                       Potential Realizable Value at
                                                                                       Assumed Annual Rates of Stock
                                                                                      Price Appreciation for SAR Term
                                                                                      --------------------------------
                                      Percent of
                     Number of        Total SARs
                    Securities        Granted To       Exercise
                    Underlying         Employees       or Base
                       SARs            In Fiscal       Price         Expiration
     Name           Granted (#)          Year           ($/Sh)           Date           5% ($)          10% ($)

 --------------    -------------     -------------    -----------    -------------    ----------    ------------------

 Charles F.
 Howell             10,000 (1)           35.7            8.28         12/31/2011       52,100            132,000

 Robert F.
 O'Connell           6,000               21.4            8.54          3/31/2011       32,220             81,660

-----------

(1) Represents rights granted to Mr. Howell in 2001 under his employment agreement in lieu of the grant of stock options.

     The following table sets forth information as to options exercised by the Named Executive Officers during 2001 and the option values as of December 31, 2001.


                   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
                                                                             Number of
                                                                             Securities              Value of
                                                                             Underlying              Unexercised
                                                                             Unexercised             In-the-Money
                                                                             Options/SAR's at        Options/SAR's
                                                                             FY-End (#)              at FY-End ($)
                          Shares  Acquired  on                               Exercisable/            Exercisable/
 Name                     Exercise (#)             Value Realized ($)        Unexercisable           Unexercisable
 ---------------------    ---------------------    ----------------------    --------------------    -----------------

 Angelo De Caro                    --                       --                     --                       --

 Charles F.                        --                       --                  2,500/17,500            3,125/9,350
 Howell

 Robert F.
 O'Connell                         --                       --                    0/6,000                  0/0

 Todd Brown                        --                       --                       --                     --

 Marcus Zavattaro                  --                       --                       --                     --


REPORT BY THE AUDIT COMMITTEE

     The Audit, Committee operates pursuant to a written charter adopted by Bancorp's Board of Directors on June 8, 2000.

     The Board of Directors, in its business judgment, has determined that each of the members of the Audit Committee is independent, as required by the applicable listing standards of the NASDAQ Stock Market, Inc.

     In performing its function, the Audit, Committee has:

        - reviewed and discussed the audited financial statements of Bancorp as of and for the year ended December 31, 2001 with management and with McGladrey & Pullen, LLP, Bancorp's independent public auditor for 2001;

        - discussed with Bancorp's independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect; and

        - received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 90 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the independent auditors the independent auditors' independence. The Audit Committee has considered whether the provision of non-audit services by the independent auditor to Bancorp is compatible with maintaining the accountants' independence and has discussed with McGladrey & Pullen, LLP their independence.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that Bancorp's audited financial statements be included in its Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                            THE 2001 AUDIT COMMITTEE
                                            Herbert A. Bregman, Chairman
                                            John J. Ferguson
                                            L. Morris Glucksman
                                            Michael Intrieri
                                            Richard Naclerio
                                            Paul C. Settelmeyer

Dated: April 17, 2002

     THE REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT BANCORP SPECIFICALLY INCORPORATES IT BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In the ordinary course of business, the Bank has made loans to officers and directors (including loans to members of their immediate families and loans to companies that a director owns 10% or more of). In the opinion of management, all of such loans were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral requirements, as those then prevailing for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     The Bank has entered into a sublease with one of its directors, L. Morris Glucksman, Esq., for approximately 1,100 square feet of space in the building at 900 Bedford Street at a rental rate equal to the rental rate paid from time to time by the Bank. The term of the sublease with Mr. Glucksman expires in 2004.

                                   PROPOSAL 2.
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

     The Board of Directors of Bancorp has selected McGladrey & Pullen, LLP, independent auditors, to audit the books, records and accounts of Bancorp for the year ending December 31, 2002. In accordance with a resolution of the Board of Directors, this selection is being presented to the shareholders for ratification at the Annual Meeting.

     The firm of McGladrey & Pullen, LLP has served as independent auditor of Bancorp since its organization and is considered to be well qualified. Bancorp has been advised by McGladrey & Pullen, LLP that it has no direct financial interest nor any material indirect financial interest in Bancorp other than that arising from the firm's employment as independent auditor.

     If the shareholders do not ratify the selection of McGladrey & Pullen, LLP, the selection of independent auditor will be reconsidered by the Board of Directors.

     The Board of Directors recommends that you vote "FOR" Proposal 2.

                              INDEPENDENT AUDITORS

     The auditors of Bancorp are McGladrey & Pullen, LLP. McGladrey & Pullen, LLP performs both audit and non-audit professional services for and on behalf of Bancorp. During 2001, the audit services included an audit of the consolidated financial statements of Bancorp and a review of certain filings with the Securities and Exchange Commission. All professional services rendered by McGladrey & Pullen, LLP during 2001 were furnished at customary rates and terms.

     The following table sets forth information regarding the aggregate fees for services rendered by McGladrey & Pullen, LLP for the fiscal year ended December 31, 2001:

Audit Fees

     McGladrey & Pullen, LLP billed Bancorp $97,347 for professional services rendered for the audit of Bancorp's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Bancorp's Quarterly Reports on Form 10-Q filed for the first three quarters of 2001.

Financial Information Systems Design and Implementation Fees

     McGladrey & Pullen, LLP did not render any services relating to financial information systems design and implementation for the year ended December 31, 2001.

All Other Fees

     Aggregate fees billed for all other services rendered by McGladrey & Pullen, LLP for the year ended December 31, 2001 were $26,457.

     Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting and will be provided the opportunity to make a statement and to respond to appropriate questions which may be asked by shareholders.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Any shareholder who intends to present a proposal at the Annual Meeting of Shareholders to be held in 2003 is advised that, in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be received by Bancorp at its principal executive office no later than January 7, 2003 directed to Angelo De Caro, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901.

     If any shareholder proposes to make any proposal at the 2003 Annual Meeting which proposal will not be included in Bancorp's proxy statement for such meeting, such proposal must be received by March 24, 2003 to be considered timely for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934 (the "Exchange Act"). The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how Bancorp intends to exercise its discretion to vote on each such matter.

                              COST OF SOLICITATION

     Bancorp will bear the cost of preparing, assembling and mailing the notice, proxy statement and proxy for the Annual Meeting. Solicitation of proxies will be primarily through the use of the mails, but regular employees of Bancorp may solicit proxies by personal contact, by telephone or by telegraph without additional remuneration therefor. Banks, brokerage houses and other institutions, nominees or fiduciaries will be notified and supplied with sufficient copies of proxies, proxy soliciting material and annual reports in order to obtain authorization for the execution of proxies by their beneficial holders. Bancorp will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their beneficial holders. All expenses associated with the solicitation of proxies in the form enclosed will be borne by Bancorp.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be voted upon at the Annual Meeting. Because Bancorp did not receive advance notice of any shareholder proposal in accordance with the time limit specified in Rule 14a-4(c) under the Exchange Act, it will have discretionary authority to vote on any shareholder proposal presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

                          ANNUAL REPORT ON FORM 10-KSB

     BANCORP, UPON WRITTEN REQUEST, WILL PROVIDE WITHOUT CHARGE TO EACH PERSON ENTITLED TO VOTE AT THE ANNUAL MEETING A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. WRITTEN REQUESTS MUST BE DIRECTED TO:

                         Robert F. O'Connell
                         Patriot National Bancorp, Inc.
                         900 Bedford Street
                         Stamford, Connecticut 06901

COPIES OF SAID ANNUAL REPORT ON FORM 10-KSB WILL NOT INCLUDE THE EXHIBITS THERETO, BUT WILL INCLUDE A LIST DESCRIBING THE EXHIBITS NOT INCLUDED, COPIES OF WHICH WILL BE AVAILABLE AT A COST OF ONE DOLLAR PER PAGE.

                                          By Order of the Board of Directors

                                          ANGELO DE CARO

                                          Chairman and Chief Executive Officer



Stamford, Connecticut
April 30, 2002

                                 REVOCABLE PROXY
                         PATRIOT NATIONAL BANCORP, INC.


|X|  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 18, 2002

     The undersigned hereby appoints John J. Ferguson, L. Morris Glucksman and Richard Naclerio, and each of them, as proxies for the undersigned with full powers of substitution to vote all shares of the Common Stock, par value $2.00 (the "Common Stock"), of Patriot National Bancorp, Inc. ("Bancorp") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Bancorp to be held at The Hyatt Regency, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, at 9:00 A.M., on June 18, 2002 or any adjournment thereof as follows:


                                                         For All
                                     For     Withhold    Except
1.  Election of directors.           |_|     |_|         |_|
Proposal to elect the persons
listed below as directors of
Bancorp.

Angelo De Caro, Fred A. DeCaro, Jr., John J. Ferguson, John A. Geoghegan, L. Morris Glucksman, Charles F. Howell, Michael Intrieri, Richard Naclerio, Robert
F. O'Connell, Paul C. Settelmeyer and Philip W. Wolford


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name(s) in the space provided below.



--------------------------------------------------------------------------


                                     For       Against      Abstain
 2.  Proposal to ratify the          |_|       |_|          |_|
 appointment of McGladrey &
 Pullen, LLP as independent
 auditor for the year ending
 December 31, 2002.


     In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.


To help our preparations for the meeting,
please check here if you plan to attend.        [  ]


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL
2. THE VOTES ENTITLED TO BE CAST BY THE SHAREHOLDER WILL BE DIVIDED AMONG THE NOMINEES FOR WHOM THE PROXIES ARE AUTHORIZED TO VOTE IN SUCH MANNER AS MAY BE DETERMINED BY THE PROXIES. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or for a corporation, please give your full title as such. If shares are owned jointly, both owners should sign.



The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.


 Please be sure to sign and date      Date
 this Proxy in the box below.

                                   ----------------


 ------------------------------------------------------------
 Shareholder sign above         Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided

                         PATRIOT NATIONAL BANCORP, INC.




--------------------------------------------------------------------------------

                               PLEASE ACT PROMPTLY
                  MARK, SIGN, DATE & MAIL YOUR PROXY CARD TODAY

--------------------------------------------------------------------------------


IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


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